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                          SPECIAL INCENTIVE AGREEMENT

         This Special Incentive Agreement (the "Agreement") is made and entered into effective the 18th day of November, 1996 by and between Sweetheart Holdings Inc. and its subsidiary, Sweetheart Cup Company Inc., (collectively the "Company") and William H. Haas (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Company desires to induce the Executive to remain in the management of the Company for a period of at least two years from the date hereof by paying to the executive a series of special incentive bonuses; and

         WHEREAS, the Executive agrees to forfeit any such incentive bonuses that have not been paid under certain circumstances.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof the parties hereby acknowledge, the parties agree as follows:

1.       Special Incentive Bonus Payments.
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         The Company agrees to pay as a special incentive bonus to the
Executive the total amount of $360,000, which amount shall be paid in three equal installments. The first such payment shall be made on January 3, 1997. The second and third such payments shall be made on November 28, 1997 and November 30, 1998, respectively.

2.       Condition Precedent to Payment of Special Incentive Bonus Payments.
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         To be eligible to receive the Special Incentive Bonus Payments the
Executive must not have terminated his employment with the Company prior to the date such payment is to be made, or have had his employment involuntarily terminated for cause by the Company. For purposes of this Agreement, the term "involuntarily termination for cause" shall be limited to termination of employment for theft or embezzlement from the Company, or such other act to the detriment of the Company or its business for which the Executive could be indicted for a felony under the laws of the State of Maryland.

3.       Confidentiality
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         Except as provided below, the Executive agrees to maintain the existence and terms of this Agreement in strictest confidence and not to disclose any information regarding this Agreement or its existence to any person including any other employee of the Company. Any questions the Executive may have regarding this Agreement shall be addressed to the President and Chief Executive Officer or the Vice President and General
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Counsel of the Company. The Executive may also disclose the terms of this
Agreement to his spouse, or personal accounting, tax and legal advisors solely for purposes of receiving advice regarding the Agreement, all such disclosures to be made with the same obligation of confidentiality as required of the Executive hereunder.

4.       Governing Law; Dispute Resolution
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         (a) This Agreement shall be governed by and construed under the laws of the State of Maryland, excluding its conflict of laws provisions.

         (b) (i) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Executive and the Company. If the matter has not been resolved within thirty (30) days of a party's request for negotiation, either party may initiate arbitration as provided hereafter.

                  (ii) Any dispute not resolved through negotiation as provided above shall be settled by arbitration in Baltimore, MD in accordance with the American Arbitration Association Employment Dispute Resolution Rules, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The arbitrator in determining an award may include the costs and expenses of the arbitration.

         IN WITNESS WHEREOF, the Executive and the Company, by a duly authorized officer, have executed this Agreement the day and year first above written.

Sweetheart Holdings Inc.                             Executive
Sweetheart Cup Company Inc.

By:  /s/ William F. McLaughlin                       /s/ William H. Haas
   ------------------------------------              -------------------------
Name:    William F. McLaughlin                        William H. Haas
Title:   President and Chief Executive
         Officer